UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          June 22, 2010

Cowlitz Bancorporation

(Exact Name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-23881 (Commission File Number)	91 - 1529841 (IRS Employer Identification No.)

927 Commerce Ave. Longview, Washington 98632 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 22, 2010, Cowlitz Bancorporation, the holding company for Cowlitz Bank, announced that the Bank has received from the Federal Deposit Insurance Corporation (“FDIC”), a Supervisory Prompt Corrective Action Directive (“Directive”). Prior to its issuance, the Bank was subject to all of the Directive's restrictions except recapitalization requirements. The Directive requires that within 30 days of the June 15, 2010 effective date of the Directive, the Bank must either recapitalize by the sale of shares or obligations so that the Bank will be adequately recapitalized, or accept an offer to be acquired by another institution.

Even with the constrained capital markets, the Company has engaged in numerous discussions and due diligence with various capital sources, and will continue to vigorously pursue contacts and discussions with prospective investors. The Company also is continuing its strategy to significantly reduce loans, thereby reducing the required level of capital.

The Directive also reiterates restrictions previously imposed on the Bank by the regulators, prohibiting the Bank from accepting or renewing brokered deposits, increasing assets, paying dividends, increasing compensation or paying bonuses to directors or officers, opening, relocating or selling new offices and requiring the Bank to comply with certain restrictions on interest rates and transactions with affiliates. The Bank was already subject to these restrictions prior to the issuance of the Directive.

Despite the restrictions on issuance and renewal of brokered certificates of deposit which became effective in 2009, the Bank is maintaining a significant on-balance sheet liquidity position through its core deposit base, issuance of internet service listing deposits and the benefit of increased FDIC deposit insurance limits. Currently, the Bank has approximately $175 million of cash, cash equivalent investments and available for sale securities.

The ability to service the Bank’s customers is not impacted by the Directive at this time, and customer deposits remain fully insured to the highest limits set by the FDIC, as the Bank continues to participate in all available insurance programs. For the Bank’s trust customers, trust assets benefit from an additional level of security, as those assets are completely separate and distinct from bank assets.

For further information about the Directive, see the full text of the Directive, which is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

          Exhibit 99.1

          FDIC Supervisory Prompt Corrective Action Directive, dated June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2010	COWLITZ BANCORPORATION (Registrant) By: /s/ Gerald L. Brickey Gerald L. Brickey Chief Financial Officer